EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FIRST-QUARTER 2022 RESULTS

ANNOUNCES 2022 REVISED GUIDANCE

•Reported first-quarter 2022 Net income attributable to limited partners of $301.9 million, generating first-quarter record-breaking Adjusted EBITDA(1) of $539.1 million.
•Reported first-quarter 2022 Cash flows provided by operating activities of $276.5 million, generating first-quarter Free cash flow(1) of $200.3 million.
•Increased 2022 Adjusted EBITDA(2) guidance range to $2.125 billion to $2.225 billion, total capital expenditures(3) range to $550 million to $600 million, and Free cash flow(2) range to $1.25 billion to $1.35 billion.
•The distribution guidance of at least $2.00(4) per unit remains unchanged.

HOUSTON—(BUSINESS WIRE)—May 10, 2022 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced first-quarter 2022 financial and operating results. Net income (loss) attributable to limited partners for the first quarter of 2022 totaled $301.9 million, or $0.75 per common unit (diluted), with first-quarter 2022 Adjusted EBITDA(1) totaling $539.1 million, first-quarter 2022 Cash flows provided by operating activities totaling $276.5 million, and first-quarter 2022 Free cash flow(1) totaling $200.3 million.

RECENT HIGHLIGHTS
•Executed long-term amendments to Occidental Petroleum Corporation’s (“Occidental”) gas-processing agreement in the Delaware Basin to provide up to 250 MMcf/d of additional firm-processing capacity supported by up to 200 MMcf/d of minimum-volume commitments.
•Executed a long-term agreement with ConocoPhillips Company in the Delaware Basin to provide up to 150 MMcf/d of firm capacity to service dedicated volumes.
•Executed a multi-year amendment to DCP Midstream’s (“DCP”) gas-processing agreement in the DJ Basin to provide DCP with an additional 60 MMcf/d of firm-processing capacity, fully supported by a minimum-volume commitment, with DCP’s option to add an incremental 40 MMcf/d of capacity.
•Sanctioned a new 300 MMcf/d cryogenic processing plant at our Mentone Plant in our West Texas complex (“Mentone Train III”) with an estimated in-service date of fourth-quarter 2023.
•Repurchased 225,355 common units for aggregate consideration of $5.1 million during the first quarter as part of the previously announced buyback program of up to $1.0 billion of the Partnership’s common units through December 31, 2024.
•Retired $502.2 million of Senior notes due 2022 in April of 2022.

On May 13, 2022, WES will pay its first-quarter 2022 per-unit distribution of $0.500, which represents a 52.9-percent increase over the prior quarter’s distribution and is consistent with the Partnership’s previously disclosed annualized regular quarterly distribution (“Base Distribution”) target of $2.00 per unit. First-quarter 2022 Free cash flow after distributions totaled $65.6 million. First-quarter 2022 capital expenditures(3) totaled $86.5 million.
First-quarter 2022 total natural-gas throughput(5) averaged 4.1 Bcf/d, representing a 3-percent sequential-quarter decrease. First-quarter 2022 total throughput for crude-oil and NGLs assets(5) averaged 675 MBbls/d, representing a 4-percent sequential-quarter decrease. First-quarter 2022 total throughput for produced-water assets(5) averaged 751 MBbls/d, representing an 5-percent sequential-quarter decrease.
“WES achieved record-breaking Adjusted EBITDA during the first quarter from lower operational costs, strong plant performance, and increased commodity prices,” said Michael Ure, President and Chief Executive Officer. “On a sequential-quarter basis, our throughput declined due to producer well completion timing and inclement weather in the Delaware Basin coupled with reduced throughput in the DJ Basin and from equity method investments. Despite these declines, our gross margin benefited from favorable contract structures and the rapid improvement in the commodity-price environment experienced during the quarter.”
“Our commercial team created tremendous value for our partnership in the first quarter by executing multiple long-term agreements with new and existing customers and securing additional offload arrangements,” said Craig Collins, Senior Vice President and Chief Operating Officer. “We continue to attract incremental volumes from Occidental and third parties due to our superior position in the Delaware Basin, improved cost structure, and commitment to customer service.”

Mr. Collins continued, “Securing these long-term, firm-processing agreements underpins our decision to sanction an additional gas-processing train in the Delaware Basin and enables us to generate significant, sustainable value for our unitholders. Our offload arrangements will provide bridge capacity to service these expected volumes during the construction of Mentone Train III.”
REVISED 2022 GUIDANCE
Revised 2022 guidance is based on results achieved to-date and customer-provided production-forecast information obtained by WES. Updated guidance is as follows:
•Adjusted EBITDA(2) expected to range between $2.125 billion to $2.225 billion, representing a $200 million increase to the midpoint of guidance previously issued with WES’s fourth-quarter 2021 earnings results (“Prior Guidance”).
•Total capital expenditures(3) expected to range between $550 million to $600 million, representing a $150 million increase to Prior Guidance. Total year capital expenditures include capital attributable to a portion of Mentone Train III and additional well connect and expansion capital to support increased producer activity in the Delaware Basin.
•Free cash flow(2) expected to range between $1.25 billion to $1.35 billion, representing a $50 million increase to Prior Guidance.
•The distribution guidance of at least $2.00(4) per unit remains unchanged.
“Increased producer activity levels, continued commercial success, and strong commodity prices have all contributed to the increase in expected 2022 Adjusted EBITDA,” Ure said. “Additionally, we expect continued successes as our engineering and operations teams continue to focus on cost and capital efficiencies during the current inflationary environment.”
Mr. Ure continued, “We are pleased to be the midstream-provider-of-choice for a growing portfolio of producers in the Delaware Basin, and we look forward to continuing to provide excellent customer service through our asset base expansion and processing capacity additions. This operational success further enables us to generate strong unitholder returns through efficient capital allocation, continued debt reduction, and the return of excess Free cash flow to unitholders.”

CONFERENCE CALL TOMORROW AT 2:00 P.M. CT
WES will host a conference call on Wednesday, May 11, 2022, at 2:00 p.m. Central Time (3:00 p.m. Eastern Time) to discuss first-quarter 2022 results. To participate, individuals should dial 844-200-6205 (Domestic) or 929-526-1599 (International) fifteen minutes before the scheduled conference call time and enter participant access code 131945. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.
For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; the ultimate impact of efforts to fight COVID-19 on the global economy and any related impact on commodity demand and prices; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss), and a reconciliation of the Free cash flow range to net cash provided by operating activities, is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding GAAP equivalent for the Adjusted EBITDA or Free cash flow ranges.
(3)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(4)Subject to Board review and approval on a quarterly basis based on the needs of the business.
(5)Represents total throughput attributable to WES, which excludes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

# # #

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Daniel.Jenkins@westernmidstream.com
832.636.1009

Shelby Keltner
Manager, Investor Relations
Shelby.Keltner@westernmidstream.com
832.636.1009

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
thousands except per-unit amounts	2022	2021
Revenues and other
Service revenues – fee based	$631,598	$572,275
Service revenues – product based	40,867	31,652
Product sales	85,589	70,805
Other	243	242
Total revenues and other	758,297	674,974
Equity income, net – related parties	49,607	52,165
Operating expenses
Cost of product	72,848	88,969
Operation and maintenance	128,976	140,332
General and administrative	48,602	45,116
Property and other taxes	18,442	14,384
Depreciation and amortization	134,582	130,553
Long-lived asset and other impairments	—	14,866
Total operating expenses	403,450	434,220
Gain (loss) on divestiture and other, net	370	(583)
Operating income (loss)	404,824	292,336
Interest expense	(85,455)	(98,493)
Gain (loss) on early extinguishment of debt	—	(289)
Other income (expense), net	106	(1,207)
Income (loss) before income taxes	319,475	192,347
Income tax expense (benefit)	1,805	1,112
Net income (loss)	317,670	191,235
Net income (loss) attributable to noncontrolling interests	8,953	5,444
Net income (loss) attributable to Western Midstream Partners, LP	$308,717	$185,791
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$308,717	$185,791
General partner interest in net (income) loss	(6,783)	(3,993)
Limited partners’ interest in net income (loss)	$301,934	$181,798
Net income (loss) per common unit – basic	$0.75	$0.44
Net income (loss) per common unit – diluted	$0.75	$0.44
Weighted-average common units outstanding – basic	403,254	413,104
Weighted-average common units outstanding – diluted	404,460	413,446

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	March 31, 2022	December 31, 2021
Total current assets	$906,293	$684,764
Net property, plant, and equipment	8,475,196	8,512,907
Other assets	2,064,384	2,075,408
Total assets	$11,445,873	$11,273,079
Total current liabilities	$1,337,126	$1,140,197
Long-term debt	6,188,750	6,400,616
Asset retirement obligations	297,187	298,275
Other liabilities	352,003	338,231
Total liabilities	8,175,066	8,177,319
Equity and partners’ capital
Common units (403,333,810 and 402,993,919 units issued and outstanding at March 31, 2022, and December 31, 2021, respectively)	3,134,018	2,966,955
General partner units (9,060,641 units issued and outstanding at March 31, 2022, and December 31, 2021)	(5,062)	(8,882)
Noncontrolling interests	141,851	137,687
Total liabilities, equity, and partners’ capital	$11,445,873	$11,273,079

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
thousands	2022	2021
Cash flows from operating activities
Net income (loss)	$317,670	$191,235
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	134,582	130,553
Long-lived asset and other impairments	—	14,866
(Gain) loss on divestiture and other, net	(370)	583
(Gain) loss on early extinguishment of debt	—	289
Change in other items, net	(175,424)	(75,976)
Net cash provided by operating activities	$276,458	$261,550
Cash flows from investing activities
Capital expenditures	$(83,971)	$(61,783)
Contributions to equity investments - related parties	(2,070)	(86)
Distributions from equity investments in excess of cumulative earnings – related parties	9,925	12,141
Proceeds from the sale of assets to third parties	383	—
(Increase) decrease in materials and supplies inventory and other	4,116	3,256
Net cash used in investing activities	$(71,617)	$(46,472)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$—	$100,000
Repayments of debt	—	(531,085)
Increase (decrease) in outstanding checks	(7,088)	(22,017)
Distributions to Partnership unitholders	(134,749)	(131,265)
Distributions to Chipeta noncontrolling interest owner	(1,984)	(276)
Distributions to noncontrolling interest owner of WES Operating	(2,805)	(2,551)
Net contributions from (distributions to) related parties	409	1,627
Unit repurchases	(5,149)	(16,241)
Other	(7,225)	(1,816)
Net cash provided by (used in) financing activities	$(158,591)	$(603,624)
Net increase (decrease) in cash and cash equivalents	$46,250	$(388,546)
Cash and cash equivalents at beginning of period	201,999	444,922
Cash and cash equivalents at end of period	$248,249	$56,376

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	March 31, 2022	December 31, 2021
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$758,297	$719,210
Less:
Cost of product	72,848	72,040
Depreciation and amortization	134,582	144,225
Gross margin	550,867	502,945
Add:
Distributions from equity investments	55,795	60,054
Depreciation and amortization	134,582	144,225
Less:
Reimbursed electricity-related charges recorded as revenues	18,404	19,783
Adjusted gross margin attributable to noncontrolling interests (1)	18,090	17,192
Adjusted gross margin	$704,750	$670,249
Adjusted gross margin for natural-gas assets	$488,909	$488,220
Adjusted gross margin for crude-oil and NGLs assets	148,247	114,733
Adjusted gross margin for produced-water assets	67,594	67,296
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	March 31, 2022	December 31, 2021
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$317,670	$250,849
Add:
Distributions from equity investments	55,795	60,054
Non-cash equity-based compensation expense	7,743	6,842
Interest expense	85,455	89,472
Income tax expense	1,805	—
Depreciation and amortization	134,582	144,225
Impairments	—	1,345
Other expense	—	216
Less:
Gain (loss) on divestiture and other, net	370	(234)
Equity income, net – related parties	49,607	45,308
Other income	106	392
Income tax benefit	—	14,210
Adjusted EBITDA attributable to noncontrolling interests (1)	13,917	12,453
Adjusted EBITDA	$539,050	$480,874
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$276,458	$661,858
Interest (income) expense, net	85,455	89,472
Accretion and amortization of long-term obligations, net	(1,782)	(1,762)
Current income tax expense (benefit)	673	(2,165)
Other (income) expense, net	(106)	(390)
Distributions from equity investments in excess of cumulative earnings – related parties	9,925	11,310
Changes in assets and liabilities:
Accounts receivable, net	165,134	(147,139)
Accounts and imbalance payables and accrued liabilities, net	14,292	(58,392)
Other items, net	2,918	(59,465)
Adjusted EBITDA attributable to noncontrolling interests (1)	(13,917)	(12,453)
Adjusted EBITDA	$539,050	$480,874
Cash flow information
Net cash provided by operating activities	$276,458	$661,858
Net cash used in investing activities	(71,617)	(70,251)
Net cash provided by (used in) financing activities	(158,591)	(489,470)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	March 31, 2022	December 31, 2021
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$276,458	$661,858
Less:
Capital expenditures	83,971	95,917
Contributions to equity investments – related parties	2,070	752
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	9,925	11,310
Free cash flow	$200,342	$576,499
Cash flow information
Net cash provided by operating activities	$276,458	$661,858
Net cash used in investing activities	(71,617)	(70,251)
Net cash provided by (used in) financing activities	(158,591)	(489,470)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	406	437
Processing	3,325	3,409
Equity investments (1)	479	513
Total throughput	4,210	4,359
Throughput attributable to noncontrolling interests (2)	152	155
Total throughput attributable to WES for natural-gas assets	4,058	4,204
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	315	323
Equity investments (3)	374	393
Total throughput	689	716
Throughput attributable to noncontrolling interests (2)	14	14
Total throughput attributable to WES for crude-oil and NGLs assets	675	702
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	766	808
Throughput attributable to noncontrolling interests (2)	15	16
Total throughput attributable to WES for produced-water assets	751	792
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.34	$1.26
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.44	1.78
Per-Bbl Adjusted gross margin for produced-water assets (6)	1.00	0.92
(1)Represents the 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.
(2)For all periods presented, includes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.
(5)Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.
(6)Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021
Throughput for natural-gas assets (MMcf/d)
Delaware Basin	1,326	1,370
DJ Basin	1,321	1,349
Equity investments	479	513
Other	1,084	1,127
Total throughput for natural-gas assets	4,210	4,359
Throughput for crude-oil and NGLs assets (MBbls/d)
Delaware Basin	192	199
DJ Basin	88	92
Equity investments	374	393
Other	35	32
Total throughput for crude-oil and NGLs assets	689	716
Throughput for produced-water assets (MBbls/d)
Delaware Basin	766	808
Total throughput for produced-water assets	766	808